Exhibit 99.1

Microsoft Reports Third-Quarter Results

Lower operating expenses narrow revenue gap in difficult economic environment

REDMOND, Wash. — April 23, 2009 — Microsoft Corp. today announced revenue of $13.65 billion for the third quarter ended March 31, 2009, a 6% decline from the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $4.44 billion, $2.98 billion and $0.33 per share, which represented an increase of 3% and declines of 32% and 30%, respectively, when compared with the prior year period.

The financial results for the third quarter ended March 31, 2009, included $290 million of severance charges related to the previously announced plan to reduce up to 5,000 positions and $420 million of impairments to investments. Combined, these two charges reduced earnings per share by $0.06.

Revenue in Client, Microsoft Business Division, and Server & Tools was negatively impacted by weakness in the global PC and Server markets. Revenue from enterprise customers remained stable during the quarter.

“With our continued R&D investment and our broad suite of products and services, we remain in a great position to compete and gain share in the marketplace,” said Kevin Turner, chief operating officer at Microsoft. During the quarter, Microsoft released the beta version of the Windows 7 operating system, which remains on track for a fiscal year 2010 launch. Development milestones were achieved on other products including Microsoft Office 2010, Windows Server 2008 R2 and Windows Mobile.

“While market conditions remained weak during the quarter, I was pleased with the organization’s ability to offset revenue pressures with the swift implementation of cost-savings initiatives,” said Chris Liddell, chief financial officer at Microsoft. “We expect the weakness to continue through at least the next quarter.”

Business Outlook

Microsoft offers updated operating expense guidance of $26.7 billion to $26.9 billion, including severance charges, for the full year ending June 30, 2009.

Management will discuss third quarter results and the company’s business outlook on a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today.

Webcast Details

Chris Liddell, senior vice president and chief financial officer, Frank Brod, corporate vice president and chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on April 23, 2010.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect the value of our investment portfolio or demand for Microsoft’s products and services;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation; and

•	outages and disruptions of online services if Microsoft fails to maintain an adequate operations infrastructure.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of April 23, 2009. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) ( Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenue	$13,648	$14,454	$45,338	$44,583
Operating expenses:
Cost of revenue	2,814	2,514	9,569	8,732
Research and development	2,212	2,035	6,785	5,757
Sales and marketing	2,981	3,274	9,687	9,377
General and administrative	913	2,341	2,631	4,125
Employee severance	290	—	290	—

Total operating expenses	9,210	10,164	28,962	27,991

Operating income	4,438	4,290	16,376	16,592
Other income (expense)	(388)	520	(697)	1,254

Income before income taxes	4,050	4,810	15,679	17,846
Provision for income taxes	1,073	422	4,155	4,462

Net income	$2,977	$4,388	$11,524	$13,384

Earnings per share:
Basic	$0.33	$0.47	$1.29	$1.43

Diluted	$0.33	$0.47	$1.28	$1.41

Weighted average shares outstanding:
Basic	8,891	9,307	8,960	9,349

Diluted	8,904	9,428	9,008	9,492

Cash dividends declared per common share	$0.13	$0.11	$0.39	$0.33

Microsoft Corporation

Balance Sheets

(In millions)

	March 31, 2009	June 30, 2008 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,285	$10,339
Short-term investments (including securities pledged as collateral of $1,445 and $2,491)	18,055	13,323

Total cash, cash equivalents, and short-term investments	25,340	23,662
Accounts receivable, net of allowance for doubtful accounts of $242 and $153	9,182	13,589
Inventories	657	985
Deferred income taxes	1,926	2,017
Other	3,619	2,989

Total current assets	40,724	43,242
Property and equipment, net of accumulated depreciation of $7,236 and $6,302	7,112	6,242
Equity and other investments	4,112	6,588
Goodwill	12,554	12,108
Intangible assets, net	1,756	1,973
Deferred income taxes	956	949
Other long-term assets	1,639	1,691

Total assets	$68,853	$72,793

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,017	$4,034
Short-term debt	1,999	—
Accrued compensation	2,644	2,934
Income taxes	773	3,248
Short-term unearned revenue	10,924	13,397
Securities lending payable	1,533	2,614
Other	2,933	3,659

Total current liabilities	23,823	29,886
Long-term unearned revenue	1,388	1,900
Other long-term liabilities	6,699	4,721
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital – shares authorized 24,000; outstanding 8,898 and 9,151	61,896	62,849
Retained deficit, including accumulated other comprehensive income of $726 and $1,140	(24,953)	(26,563)

Total stockholders’ equity	36,943	36,286

Total liabilities and stockholders’ equity	$68,853	$72,793

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Operations
Net income	$2,977	$4,388	$11,524	$13,384
Depreciation, amortization, and other noncash items	664	532	1,881	1,448
Stock-based compensation expense	432	373	1,292	1,066
Net recognized losses (gains) on investments and derivatives	507	(179)	682	(500)
Excess tax benefits from stock-based payment arrangements	(2)	(9)	(48)	(111)
Deferred income taxes	(368)	103	462	783
Unearned revenue	5,899	5,228	16,054	15,044
Recognition of unearned revenue	(6,670)	(5,368)	(19,078)	(15,701)
Accounts receivable	1,697	1,857	4,035	2,077
Other current assets	106	(69)	345	141
Other long-term assets	26	(1)	(159)	(67)
Other current liabilities	114	1,389	(3,824)	525
Other long-term liabilities	662	(1,162)	2,030	(562)

Net cash from operations	6,044	7,082	15,196	17,527

Financing
Short-term borrowings (repayments), maturities of 90 days or less, net	(329)	—	1,667	—
Proceeds from new debt, maturities longer than 90 days	328	—	328	—
Common stock issued	112	268	436	3,249
Common stock repurchased	(18)	(1,240)	(9,331)	(8,227)
Common stock cash dividends	(1,155)	(1,023)	(3,310)	(2,995)
Excess tax benefits from stock-based payment arrangements	2	9	48	111

Net cash used in financing	(1,060)	(1,986)	(10,162)	(7,862)

Investing
Additions to property and equipment	(632)	(759)	(2,252)	(1,964)
Acquisition of companies, net of cash acquired	—	(138)	(827)	(5,967)
Purchases of investments	(10,683)	(3,481)	(21,525)	(15,795)
Maturities of investments	915	462	1,669	1,262
Sales of investments	3,327	2,829	16,102	18,645
Securities lending payable	1,064	309	(1,080)	(265)

Net cash used in investing	(6,009)	(778)	(7,913)	(4,084)
Effect of exchange rates on cash and cash equivalents	(36)	42	(175)	128

Net change in cash and cash equivalents	(1,061)	4,360	(3,054)	5,709
Cash and cash equivalents, beginning of period	8,346	7,460	10,339	6,111

Cash and cash equivalents, end of period	$7,285	$11,820	$7,285	$11,820

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenue
Client	$3,404	$4,033	$11,604	$12,506
Server and Tools	3,467	3,238	10,616	9,381
Online Services Business	721	843	2,357	2,377
Microsoft Business Division	4,505	4,731	14,330	13,663
Entertainment and Devices Division	1,567	1,592	6,564	6,616
Unallocated and other	(16)	17	(133)	40

Consolidated	$13,648	$14,454	$45,338	$44,583

Operating Income (Loss)
Client	$2,514	$3,115	$8,689	$9,855
Server and Tools	1,344	1,080	3,978	3,170
Online Services Business	(575)	(226)	(1,521)	(737)
Microsoft Business Division	2,877	3,127	9,325	9,010
Entertainment and Devices Division	(31)	106	299	668
Corporate-level activity	(1,691)	(2,912)	(4,394)	(5,374)

Consolidated	$4,438	$4,290	$16,376	$16,592